ESCROW AGREEMENT

         This Escrow Agreement made this 23 day of September, 2002 by and between JAMES B. LYON, P.A., as "Escrow Agent", and Health
Express USA, Inc. d/b/a Healthy Bites Grill (hereinafter referred to as "Seller") and Roll-A-Round Real Roast Beef, Inc.
(hereinafter referred to as "Purchaser").

     In consideration of the mutual covenants herein, the parties agree as follows:

         1. The sum of twelve thousand five hundred dollars ($12,500.00) shall be held by Escrow Agent in the James B. Lyon, P.A. Trust Account for the purposes set forth in Paragraph 1 of the Fourth Addendum to the Contract for Sale and Purchase (a copy of which is attached hereto as Exhibit A incorporated herein and made a part hereof as it pertains to the escrow).

         2. Escrow Agent shall hold said funds for the purpose of complying with the terms of the Agreement for Sale and Purchase and Addenda thereto and disbursing the funds as set forth in the Agreement for Sale and Addenda.

         3. Escrow Agent shall act as the sole signer on the escrow account.



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         4. Seller understands that no interest will be paid on the escrowed funds.

         5. In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Purchaser, Seller or from third persons with respect to the escrowed funds held hereunder, which, in its sole opinion, are in conflict with any provision of this Escrow Agreement, Escrow Agent shall be entitled to refrain from taking action until it shall be directed otherwise in writing by Purchaser and third parties, if any, or by a final Order or Judgment of a Court of competent jurisdiction.

         6. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the escrowed funds and for the disposition of same in accordance with the terms herein and the terms of the Agreement for Purchase of Assets and Addendum. Purchaser and Seller hereby indemnify Escrow Agent and holds it harmless against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened directly or indirectly, arising from or in any way connected with this Escrow Agreement or which may result from Escrow Agent's following of instructions from Seller or Purchaser, and in

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connection therewith, indemnifies Escrow Agent against any and all expenses, including attorney's fees and the cost of defending any action, suit, or proceeding or resisting any claim, whether or not litigation is instituted. Escrow Agent shall be vested with a lien on all escrowed funds held hereunder which is deliverable to Purchaser and Seller under the terms of this Escrow Agreement and/or Agreement for Purchase of Assets and/or Addendum, for indemnification, attorneys' fees, court costs arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Purchaser and Seller and/or third party as to the correct interpretation of this Escrow Agreement and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instructions aforesaid and without the necessity of instituting any action, suit or proceeding, to hold the escrowed funds until and unless said additional expenses, fees and charges shall be fully paid.

                           It is further agreed that Escrow Agent shall have
the right to utilize the services of its local counsel or any other attorney as its attorney(s) and same shall not affect or in any way prejudice or limit Escrow Agent's entitlement to reasonable attorneys' fees for the services of such attorneys as set forth in this Escrow Agreement.

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         7. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the escrowed funds, Escrow Agent shall, at its option, either (1) tender the escrowed funds to the registry of the appropriate court or (2) disburse the escrowed funds in accordance with the court's ultimate disposition of the case, and Purchaser hereby, indemnifies and holds Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

         In the event Escrow Agent tenders the escrowed funds to the registry of the appropriate court and files an action of interpleader naming the Purchaser and Seller and any affected third parties of whom Escrow Agent has received actual notice, Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith and Purchaser indemnifies and holds Escrow Agent harmless from and against any damages and losses arising in connection therewith including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with the filing of such action including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

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     IN WITNESS WHEREOF, the parties hereof have fixed their hands and seals the day and year first above written.

WITNESSES:                                  PURCHASER:
                                            ROLL-A-ROUND REAL ROAST BEEF, INC



/s/                                         BY:Richard Weitz
----------------------------                -----------------------------
                                            Richard Weitz
                                            President

/s/
----------------------------


                                            SELLER:

                                            HEALTH EXPRESS USA, INC.
                                            d/b/a Healthy Bites Grill

/s/                                         BY:/s/Douglas Baker
-----------------------------               ---------------------------
                                            Douglas Baker, Chief Executive
                                            Officer

                                            ESCROW AGENT:

                                            JAMES B. LYON, P.A.



/s/                                         By:/s/James B. Lyon, Esquire
----------------------------                -------------------------
                                            James B. Lyon, Esquire



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